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                                                                    Exhibit 10.1


          CONTENT PARTNERING PROGRAM FOR WORLDGATE(SM) INTERNATIONAL

                             Terms and Conditions
                                 Prepared for

                                   KWIK WEB

This agreement (the "Agreement"), dated as of September 22, 1998, (the "Effective Date"), by and between KWIK WEB ("KWIK WEB") and WORLDGATE COMMUNICATIONS, INC. ("WG", with KWIK WEB and WG also being individually and collectively referred to herein as a "Party" or the "Parties", as is applicable) sets forth the terms and conditions under which KWIK WEB and WG will cooperate to permit users of the WorldGate Internet Access Service (the "Service") to link to certain Internet materials (as further described herein) through the use of the Service. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KWIK WEB and WG agree as follows:

1. If and as further described in Exhibit A (which is incorporated herein by reference) KWIK WEB shall provide to WG hereunder (i) Internet materials and/or
(ii) Channel HyperLinking(SM) program description data. If so indicated in Exhibit A Partner is also a provider of television programming which is intended to be linked to the described Internet materials through the use of the Service. Such Internet materials, program description data and television programming provided by Partner are individually and collectively referred to herein as the "Content". In addition, KWIK WEB shall provide to WG the right to use, subject to reasonable guidelines by KWIK WEB as are typically associated with trademark, logo or trade name usage, a logo or other graphic identifier commonly associated with KWIK WEB (the "Identifier") as a linking trigger within WG's user interface for the Service to select access to the Internet Content as part of using the Service. As between KWIK WEB and WG such Identifier and Content as are furnished hereunder by KWIK WEB are and shall remain the property of KWIK WEB, and WG disclaims any right hereunder in and to such Identifier and Content other than the right to use the same in accordance herewith and solely for the purposes stated herein. As between KWIK WEB and WG such Service, including the user interface for the same, is and shall remain the property of WG, and KWIK WEB disclaims any right hereunder in and to such Service.

2. KWIK WEB hereby authorizes WG to provide to users of the Service access to and use of the Content. KWIK WEB further authorizes WG to process and store the Internet material and program description data Content solely as reasonably required to ensure delivery of the Content to a television display with high-quality and reduced access time, provided that no right is granted hereunder to modify the substance of the Content or the information included therein. WG agrees that it shall not use such Identifier or Content in any manner intended to or even reasonably likely to cause confusion as to the ownership of the same or to diminish any good will associated therewith. KWIK WEB represents and warrants that (x) it has and that it will maintain sufficient right, title, interest and authority in, to and with respect to the Content and Identifier to provide them hereunder and to authorize WG to use the same in accordance with these terms and conditions, (y) to the best of its knowledge and belief such Content is not now, and as it is made available during the term hereof will not be, false, libelous, defamatory, obscene, an invasion of privacy or an infringement of the intellectual property rights of any third party, and
(z) such Content will continue to be available during the term of this Agreement with minimal interruption except as may be occasioned by an event of force majeure or as reasonably required to create and maintain such Content and the computer systems on which such Content is hosted.

3. Any Internet Content provided hereunder shall be provided in an HTML or other generally acceptable Internet file/addressing format which is suitable for use with the WG Internet access service. AnyChannel HyperLinking(SM) program description data provided hereunder shall be provided in accordance with the CHIPS specification as set forth in Exhibit C. The Identifier shall be provided in a JPEG or other generally acceptable, high quality graphic file format for integration by WG into its user interface. KWIK WEB will use commercially reasonable efforts to cause such Content and Identifier to be and to be maintained current, and to make available to WG in a timely manner such updates as are reasonably required for this purpose. Each Party will use commercially reasonable efforts to promptly notify the other of changes in the materials and
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technologies for which they are responsible hereunder which materially affect the access to and use of the Content as part of the Service.

4. WG will use commercially reasonable efforts to promptly include such Content and Identifier within the Service as set forth in Exhibit A. KWIK WEB, however, acknowledges and agrees that (i) subject to the guidelines and restrictions as set forth in these terms and conditions, WG retains the right, in its sole discretion, to create, maintain and manage the Service, including its user interface and the placement, prominence and frequency of usage of all such identifiers and content therein, (ii) the use of KWIK WEB's Identifier and Content may not be possible or appropriate at all times or in all cable systems and/or markets where the WG Internet access service is deployed, and that (iii) such Service will include other content and other identifiers, some of which may relate to services and products which may be comparable to those offered by KWIK WEB. WG represents and warrants that (x) it has and that it will maintain sufficient right, title, interest and authority in, to and with respect to the Service to provide to KWIK WEB a medium for displaying the Identifiers and accessing the Content in accordance with these terms and conditions, (y) to the best of its knowledge and belief such Service (excluding the Content and Interface) is not now, and as it is made available during the term hereof will not be, false, libelous, defamatory, obscene, an invasion of privacy or an infringement of the intellectual property rights of any third party, and (z) such Service will continue to be available during the term of this Agreement with minimal interruption except as may be occasioned by an event of force majeure or as reasonably required to create and maintain such Service and the computer systems on which such Service is hosted.

5. KWIK WEB will cooperate with WG to promote the content linkage afforded by the Service, including (i) issuing a jointly approved press release with respect to its participation as a content partner, within ten (10) business days of the effective date of this Agreement, (ii) exercising commercially reasonable efforts to develop Content specific to and compatible with the Service and its customer base, (iii) providing to WG one or more excerpts from the Internet materials included in the Content for WG's reproduction and use solely in demonstrations and promotion of the Service and the content linkage afforded thereby (subject to the aforesaid guidelines and restrictions with respect to trademark, logo and trade name usage in Section 1, hereof), and (iv) authorizing, and KWIK WEB does hereby authorize, WG to identify KWIK WEB as a content partner, and as a Channel HyperLinking partner if so indicated in Exhibit A, through the display of KWIK WEB's name and logo (subject to the aforesaid guidelines and restrictions with respect to trademark, logo and trade name usage in Section 1, hereof) within listings of content and Channel HyperLinking partners.

6. Subject to any applicable obligations, laws or regulations with respect to confidentiality, privacy and/or other legal or contractual restraints, the parties will reasonably cooperate to provide to each other various census and marketing data as they may obtain in association with the use of the Content by users of the Service. The Parties, however, acknowledge and agree that information about any specific user of the Service may not be reproduced or in any way distributed or disclosed without the prior consent of the user and then only in accordance with the then prevailing laws and regulations relating to privacy. Furthermore, general statistical information about the users (not specific to or identifiable with any particular user) of the Service may be distributed by KWIK WEB to other parties only as an indistinguishable part of aggregated statistical information about the overall user base for the Content. KWIK WEB may not knowingly solicit such users of the Service without WG or the applicable user's prior written consent.

7. KWIK WEB acknowledges and agrees that access to and use of the Content by users of the Service creates value for KWIK WEB through the exposure to the Content and Identifiers as part of the Service, and by or as a result of "hits" initiated, ad impressions accessed and transactions consummated by users of the Service, through Channel HyperLinking(SM), "click-throughs", e-mail and otherwise (collectively the "Content Usage"). KWIK WEB agrees to compensate WG for this Content Usage in the manner set forth in the attached Exhibit B (which is incorporated herein by reference.) For purposes of determining such compensation the Parties will cooperate and share information as reasonably required to determine the Content Usage. The Parties further agree to provide to the other's independent auditors, on a confidential basis, access to their books and records as reasonably required to determine an verify the accuracy of the Content Usage and the compensation due hereunder, as further set forth in
Exhibit B.
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8.   This Agreement shall commence and become effective as of the Effective Date and expire on the expiration date set forth below, provided, however, that the resulting term of this Agreement may be extended with the mutual written agreement of the parties. Either Party may, however, terminate their participation hereunder, effective immediately, if the other Party defaults on any material representation, warranty, covenant or obligation as set forth herein, provided the non-defaulting Party has first notified the defaulting
Party in writing providing with reasonable specificity the nature of the default and affording the other Party at least forty-five days after such written notice to remedy the default. For purposes of this paragraph a default shall be deemed to include (i) the filing of a petition by or against a Party or the adjudication of bankruptcy with respect to a Party, (ii) insolvency of a Party, appointment of a receiver for a Party, or the assignment or other arrangement for the benefit of a Party's creditors pursuant to any bankruptcy law, or (iii) the discontinuance of business by a Party.

9. Each Party represents and warrants that it has the right, power and authority to enter into this Agreement and to fulfill its obligations hereunder. Except as is expressly set forth herein neither Party makes any representations or warranties, whether statutory, express or implied, and all such other representations and warranties are hereby disclaimed. Each Party shall indemnify, defend and hold harmless, the other, its subsidiaries and affiliates, and their employees, agents, officers, directors, and permitted successors and assigns, from and against all claims, actions, suits, costs, liabilities, damages, and expenses (including reasonable attorneys' fees) directly arising from a breach of such indemnifying Party's representations, warranties, covenants and obligations hereunder. In the event a Party is entitled to indemnification hereunder, the Party so entitled shall notify the indemnifying Party in writing of the matter to which such indemnification applies and the indemnifying Party shall undertake the defense of such matter. The Party entitled to indemnification hereunder shall reasonably cooperate with the Indemnifying Party with respect to such defense and shall be entitled to participate in such defense, each at its own cost and expense.

10. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING LOST REVENUE OR PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF SUCH DAMAGES IN ADVANCE.

11. This Agreement has been made and shall be construed under the laws of the State of Delaware without giving effect to such state's conflict of law principles. Nothing in this Agreement shall be deemed, and the Parties do not intend to create, any joint venture, principal/agent relationship or any other relationship which might entitle one Party to represent or bind the other. This Agreement and any written confidentiality agreement which may exist between the parties represent the entire understanding with respect to the subject matter hereof. No rights or licenses are to be deemed granted herein by implication or estoppel, and all such other rights not expressly granted herein, including all associated intellectual property rights, are reserved to the Party originally possessing the same. This Agreement may only be modified by a written instrument signed by authorized representatives of both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. This Agreement may only be assigned by a Party to a parent or a subsidiary controlled by or under common control with the Party, or as part of the sale or other transfer of the entire business to which this Agreement pertains. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute one and the same instrument. For purposes hereof an executed facsimile copy of this Agreement shall be deemed to be an original. Unless otherwise provided in this Agreement, all notices required under this Agreement shall be in writing and shall be effective for all purposes upon receipt. Notices may be provided by (i) personal delivery or delivery by messenger, express or similar courier service,
(ii) by U.S. first class certified or registered mail, postage prepaid, or (iii) transmitted by telecopier or facsimile, addressed as set forth herein or to such other address as a Party may I duly notify the other Party in accordance herewith.

12. As used herein the terms "herewith", "herein", "hereunder" and other words of similar import refer to these terms and conditions as a whole, including any exhibits hereto, as the same may from time to time be
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amended or supplemented and not to any subdivision contained in this Agreement.
The term "including" when used herein is not intended to be exclusive and in all cases shall mean "including without limitation." Pronouns used in this Agreement shall be deemed to include the masculine and feminine and all terms in this Agreement used in the singular shall be deemed to include the plural and vice versa, except as the context may reasonably require. This Agreement has been negotiated by both parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which Party drafted the Agreement.

Expiration Date:   One (1) Year from Effective Date
                   --------------------------------

By our signature below we agree to become content partners as outlined above:

As Executed by KWIK WEB

By:          /s/ RIC KAESTNER                    Tel.:       760-943-7829

Name:        RIC KAESTNER                        Fax:        760-943-0367

Title:                                           E-mail:     ric@kwikweb.com

Address:     2031 Crest Drive                    Date:
             Encinitas, CA 92024

And as Executed and Accepted by WorldGate Communications*:

By:          /s/ GERARD KUNKEL                   Tel.:       215-633-5100

Name:        Gerard Kunkel                       Fax:        215-633-5950

Title:       Vice President, Strategic Programs  E-mail:     gkunkel@wgate.com

Address:     3220 Tillman Dr. - Ste. 300         Date:       September 22, 1998

             Bensalem, PA 19020

*Copies of any notices outside of routine remittances shall also be provided to the attention of the General Counsel at the address indicated.
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                                   EXHIBIT A
                                   ---------

        SPECIFICATIONS OF CONTENT TO BE PROVIDED AS PART OF THE SERVICE
        ---------------------------------------------------------------

[_] By checking this box PARTNER will participate in WG's Channel HyperLinking(SM) program and hereby agrees to provide Channel HyperLinking program description data, as defined in Exhibit C, with respect to the television programming listed below:

[_] By checking this box PARTNER will participate in WG's Channel HyperLinking(SM) program and hereby agrees to provide the Channel HyperLinking capable programming listed below:

[X] By checking the following box PARTNER hereby agrees to provide the Internet materials listed below:

                                   EXHIBIT B
                                   ---------

                        COMPENSATION FOR CONTENT USAGE
                        ------------------------------

1. During the initial term of this Agreement WG will waive any fees which may be chargeable to PARTNER associated with the screen positioning or frequency of rotation of PARTNER's Identifier with WG's user interface.

2.   During the initial term of this Agreement PARTNER will pay to WG a fee of
     (i) Twelve ($12.00) dollars for each customer which registers for an annual subscription, or (ii) Nine ($9.95) dollars and ninety-five cents for each customer which registers for a monthly subscription of PARTNER's web page service through the use of the WorldGate Service.

3. Within fifteen (15) days after the end of each calendar month hereunder, PARTNER shall furnish to WG a written report setting forth the data with respect to the hits, transactions and subscriptions for which fees are due hereunder during such calendar month and the computation of the amounts payable with respect thereto. Each report shall be accompanied by the payment of the aggregate amount due hereunder with respect to that calendar month.

4. PARTNER shall keep books and records in sufficient detail to permit ready and accurate determination of any amounts payable by it hereunder. WG shall have the right, on one occasion per calendar year, during PARTNER's normal business hours, on not less than ten (10) business days' prior notice, to cause a certified public accountant or firm of such accountants to audit such books and records to verify any such determination or application. PARTNER shall provide all reasonable cooperation. WG shall pay all cost of such accountants unless such audit determines an unremedied discrepancy of at least five thousand dollars ($5,000.) or 5% of the aggregate amount under audit, whichever is the lesser. In such event PARTNER shall pay all such cost.
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                                   EXHIBIT C
                                   ---------

                            CHIPS(SM) SPECIFICATION
                            -----------------------

1. Channel HyperLinking Information Provider Stream ("CHIPS") data for television programming shall include at least the following identifying information (i) program name, (ii) program airing date, (iii) program start time based upon a twenty-four hour clock, EST (non-daylight savings), (iv) program duration based upon a twenty-four hour clock, EST (non-daylight savings), (v) program description, and (vi) the specific Internet Uniform Resource Locator (URL) which is to be associated with the identified program.

2. CHIPS data is to be provided in the following two formats unless otherwise agreed by the parties in writing: (i) Internet based data, delivered via the Internet in a generally available file format suitable for transfer as an e-mail attachment or under a standard file transfer protocol (FTP), and (ii) a real time data stream which is encoded and broadcast as part of a broadcast signal for the television programming. Further specifications and examples for both formats, as well as a Channel HyperLinking Developers Kit will be made available to PARTNER upon execution of this Content Partnering Program Agreement.